Exhibit 10.14

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

WARRANT TO PURCHASE COMMON STOCK OF

FIRST MICHIGAN BANCORP, INC.

This warrant agreement (the “Warrant”), effective as of April 30, 2010 (the “Effective Date”), certifies that the FEDERAL DEPOSIT INSURANCE CORPORATION (the “FDIC”) or its assigns (each individually, the “Holder”), for value received, is entitled to purchase from FIRST MICHIGAN BANCORP, INC., Troy, Michigan, a Michigan corporation (the “Company”), fully-paid and non-assessable, Class B non-voting common stock of the Company (the “Common Shares”), which shall be convertible to Class A voting common stock of the Company in accordance with the Company’s Articles of Incorporation, as amended.

1.                                      GENERAL.

1.1                               Purpose.  This Warrant is issued to permit the FDIC to participate in expected accretion in the Company’s equity value resulting from its failed bank acquisition that closed on the Effective Date, and any additional failed bank acquisitions and traditional acquisitions by the Company in the 12 month period following the Effective Date.

1.2                               Type of Shares Subject to Warrant.  This Warrant shall be exercisable for the Common Shares, as adjusted pursuant to the other provisions of this Warrant.

1.3                               Per Share Exercise Price of Warrant.  The per share exercise price of this Warrant shall be $6.00 as adjusted pursuant to the other provisions of this Warrant (the “Purchase Price”).

1.4                               Number of Shares Subject to Warrant.  Subject to adjustment pursuant to Section 4, the number of Common Shares issuable upon full exercise of this Warrant shall initially be 390,000.

1.5                               Term.  This Warrant may be exercised, at any time or from time to time, until 5:00 p.m. Eastern time on April 30, 2020 (the “Expiration Date”).

2.                                      EXERCISE; ISSUANCE OF CERTIFICATES; PAYMENT FOR SHARES.

2.1                               General Exercise.  This Warrant is exercisable, at any time and from time to time, in whole or in part, as of the date hereof and until the Expiration Date.  This Warrant shall be exercised by surrender to the Company at its principal office (or at such other location as the Company may advise the Holder in writing) of this Warrant properly endorsed with the Form of Subscription attached hereto as Exhibit A duly filled in and signed and upon payment in cash or by check of the aggregate Purchase Price for the number of Common Shares (which, as defined above, are non-voting common stock of the Company that are convertible to common stock of the Company upon transfer by the FDIC to a third party) for which this Warrant is being exercised determined in accordance with the provisions hereof.  The Common Shares purchased under this Warrant shall be and are deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered, properly endorsed, together with the completed, executed Form of Subscription delivered and payment made for such Common Shares.  In case of a purchase of fewer than all the Common Shares that may be purchased under this Warrant, the Company shall cancel this Warrant and execute and deliver a new Warrant or Warrants of like tenor for the balance of the Common Shares purchasable under the Warrant surrendered upon such purchase to the Holder within a reasonable time and in any event within 10 days after the rights represented by this Warrant have been so exercised.

2.2                               Net Issue Exercise.  Notwithstanding any provisions herein to the contrary, if the fair market value of one of the Common Shares is greater than the Purchase Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash equal to the aggregate Purchase Price for the shares for which this Warrant is exercised, the Holder may elect to receive Common Shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Form of Subscription and notice of such election in which event the Company shall issue to the Holder a number of Common Shares computed using the following formula:

X = Y (A-B)

A

Where                                                                 X =                       the number of Common Shares to be issued to the Holder

Y =                       the number of Common Shares purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the number of Common Shares for which this Warrant is being exercised

A =                       the fair market value of one Common Share (at the date of such calculation)

B =                        Purchase Price (as adjusted to the date of such calculation)

For purposes of the above calculation, fair market value of one Common Share shall be determined by the Company’s Board of Directors in good faith; provided, however, that (a) in the event that this Warrant is exercised pursuant to this Section 2.2 in connection with the Company’s Initial Public Offering (as defined below) of its common stock, the fair market value per share shall be the per share offering price to the public of the Company’s Initial Public Offering, and (b) in the event that this Warrant is exercised at any time after the Company’s common stock is otherwise listed on a national exchange, the fair market value per share shall be the volume-weighted average price of the Company’s common stock over the two trading days immediately preceding the date of the exercise.

3.                                      SHARES TO BE FULLY PAID; RESERVATION OF SHARES.

The Company covenants and agrees that all Common Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all preemptive rights of any shareholder and free of all taxes, liens and charges with respect to the issue thereof.  The Company will take all such action as may be necessary to assure that such Common Shares may be issued as provided herein without violation of any applicable law or regulation or the Company’s organizational documents, or of any requirements of any domestic securities exchange upon which the Common Shares may be listed; provided, however, that the Company shall not be required to effect a registration under Federal or state securities laws with respect to such exercise.

4.                                      ADJUSTMENT OF PURCHASE PRICE AND NUMBER OF COMMON SHARES.

The Purchase Price and the number of Common Shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in Section 4.1 through 4.3.  Upon each adjustment of the Purchase Price, the Holder shall thereafter be entitled to purchase, at the Purchase Price resulting from such adjustment, the number of Common Shares obtained by multiplying the Purchase Price in effect immediately prior to such adjustment by the number of Common Shares purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Purchase Price resulting from such adjustment.  The number of Common Shares purchasable upon the exercise of this Warrant shall also be subject to adjustment from time to time upon the occurrence of certain events described in Section 4.4.

4.1                               Subdivision or Combination of Common Shares.  In case the Company shall at any time subdivide its outstanding Common Shares into a greater number of shares, the Purchase Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding Common Shares shall be combined into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall be proportionately increased.

4.2                               Dividends in Common Shares, Other Shares, Property, Reclassification.  If at any time, or from time to time, the holders of the class and series of shares for which this Warrant is then exercisable (or any other securities at the time receivable upon the exercise of this Warrant), shall have received or become entitled to receive, without payment therefor,

(a)                                 Common Shares or any other securities that are at any time directly or indirectly convertible into or exchangeable for Common Shares of the Company, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution,

(b)                                 any cash paid or payable (other than as a cash dividend or distribution), or

(c)                                  Common Shares or any other securities or property (including cash) by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement, (other than Common Shares issued as a stock split or adjustments in respect of which shall be covered by the terms of Section 4.1 above), then and in each such case, the Holder shall, upon the exercise of this Warrant, be entitled to receive, in addition to the number of shares receivable thereupon, and without payment of any additional consideration therefor, the amount of shares and other securities and property (including cash in the cases referred to in clause (b) above) that such Holder would hold on the date of such exercise had it been the holder of record of such Common Shares as of the date on which holders of Common Shares received or became entitled to receive such shares or all other additional shares and other securities and property.

4.3                               Reorganization, Consolidation, Merger or Sale.  If any recapitalization, reclassification or reorganization of the capital stock of the Company, or any consolidation or merger of the Company with another entity, or the sale of all or substantially all of its assets or other transaction shall be effected in such a way that holders of the class and series of capital stock for which this Warrant is then exercisable shall be entitled to receive stock, securities, or other assets or property (each a “Corporate Change”), then, as a condition of such Corporate Change, lawful and adequate provisions shall be made by the Company whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the Common Shares of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares, securities or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares equal to the number of Common Shares immediately theretofore purchasable and receivable upon the exercise of this Warrant.  In the event of any Corporate Change, appropriate provision shall be made by the Company with respect to the rights and interests of the Holder of this Warrant, including providing for nonvoting common or common-equivalent shares substantially similar to the Company’s Class B Common Stock, to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Purchase Price and of the number of shares purchasable and receivable upon the exercise of this Warrant) shall thereafter be applicable, in relation to any shares, securities or assets thereafter deliverable upon the exercise of this Warrant.  The Company will not effect any such consolidation, merger or sale unless, prior to the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or the corporation purchasing such assets shall assume by reasonable written instrument, executed and mailed or delivered to the Holder at the last address of such Holder appearing on the books of the Company, the obligation to deliver to such Holder such shares, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to purchase.

4.4                               Capital Raises.            If within 12 months of the Effective Date, the Company raises additional capital in a private or public offering of its securities (exclusive of the exercise of warrants outstanding on the date hereof or equity rights granted to persons under the Company’s Stock Incentive Plan) then the number of shares available under this Warrant shall automatically increase by an amount of shares equal to one percent (1%) of the total capital raised, divided by six (6) dollars per share.

4.5                               Notices of Change.

(a)                                 Immediately upon any adjustment in the number or class of shares subject to this Warrant and of the Purchase Price, the Company shall give written notice thereof to the Holder, setting forth in reasonable detail and certifying the calculation of such adjustment and. following any such notice, if requested by the Holder, the Company shall provide the Holder with a new form of warrant agreement reflecting the applicable adjustments.

(b)                                 The Company shall give written notice to the Holder at least 10 days prior to the date on which the Company closes its books or takes a record for determining rights to receive any dividends or distributions.

(c)                                  The Company shall also give written notice to the Holder at least 20 days prior to the date on which a Corporate Change or Change of Control shall take place.  “Change of Control” shall mean (x) a sale, lease or disposition of all of substantially all of the assets of the Company or (y) any consolidation or merger of the Company with or into any other entity, or any other corporate reorganization, in which the Company’s stockholders immediately prior to such consolidation, merger or reorganization own less than 50% of the surviving entity’s or its parent’s voting power immediately after such consolidation, merger or reorganization.

5.                                      ALTERNATE CONSIDERATION FEE.

In the event that a Sale Event (as defined below) or an Initial Public Offering does not occur prior to the Expiration Date, or if an Initial Public Offering occurs prior to the Expiration Date but the FDIC does not exercise this Warrant, then, the FDIC, at its option, shall have the right to cause the Company to pay, and the Company shall pay to the FDIC, a cash fee (the “Alternate Consideration Fee”) upon the expiration of the Warrant or upon the completion of the Initial Public Offering, as applicable, an amount per share equal to (i) the product of (X) the Company’s tangible book value per share of common stock (tangible book value per share of common stock is defined as the quotient of tangible common equity divided by total shares of common stock outstanding) as of the most recent quarter prior to the exercise of this right, and (Y) the prevailing average market price to tangible book multiple of the components underlying the SNL Midwest Bank Index at such date, minus (ii) the Exercise Price per share of the Warrant.  At least 45 days prior to an Initial Public Offering, the Company shall notify the FDIC of the Initial Public Offering.  The FDIC shall then have 30 days from the receipt of the notice to inform the Company of its intent to elect the Alternative Consideration Fee.  In such event, the computation of the average market price in subsection (Y) above shall be determined by reference to the SNL Midwest Bank Index as of the trading day prior to the date that the FDIC provides notice of its intent to elect to receive the Alternative Consideration Fee in lieu of exercising the Warrant.  Upon payment of the Alternative Consideration Fee, the Warrant shall terminate.  As it pertains to this Warrant, a “Sale Event” is defined as a business combination in which the Company is designated as the selling entity or a disposition of all or substantially all of the Company’s assets.  “Initial Public Offering” shall mean the first underwritten public offering of the Company’s common stock after which it will both trade on a national securities exchange and have a public float in excess of $50 million post-offering.

6.                                      NO VOTING OR DIVIDEND RIGHTS; LIMITATION OF LIABILITY.

Except as expressly set forth herein, nothing contained in this Warrant shall be construed as conferring upon the Holder the right to vote or to consent or to receive notice as a shareholder of the Company or any other matters or any rights whatsoever as a shareholder of the Company.  No dividends or interest shall be payable or accrued in respect of this Warrant or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised.  No provisions hereof, in the absence of affirmative action by the Holder to purchase Common Shares of the Company shall give rise to any liability of the Holder for the Purchase Price or as a shareholder of the Company, whether such liability is asserted by the Company or by its creditors.

7.                                      REGISTRATION RIGHT.

The Company agrees to grant the Holder piggyback registration rights to register this Warrant and the shares issuable upon exercise of this Warrant with the Securities and Exchange Commission as set forth in that certain Registration Rights Agreement, dated March 23, 2010.  The registration rights granted pursuant to this Section 7 shall apply to this Warrant and shares issuable upon the exercise of this Warrant for so long as the FDIC holds the Warrant or such shares.

8.                                      TRANSFER.

8.1                               Restrictions.  The Holder understands, acknowledges and agrees that this Warrant and the shares for which it is exercisable have not been, and the Warrant and the shares for which it is exercisable (except as may be set forth in Section 7 herein) will not be registered under the Act or any state securities laws, and may only be sold, offered for sale, pledged, hypothecated, transferred, assigned or otherwise disposed of in compliance with the then applicable resale requirements of the Act, and that any certificate representing shares issued upon the exercise of this Warrant will contain a restrictive legend to that effect.

8.2                               Exchange of Warrants.  Subject to the provisions of this Section 8, this Warrant is transferable, in whole or in part, when the Holder surrenders this Warrant with a properly executed assignment to the Company at its principal office (or any other such office or agency as identified by the

Company) whereupon the Company shall issue and deliver, upon the order of the Holder, a new Warrant registered as the Holder may request, representing the right to purchase the number of shares being transferred by the Holder and, if less than the total number of shares then underlying the Warrant, a new Warrant to the Holder representing the right to purchase the number of shares underlying the Warrant not being transferred.

9.                                      REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

9.1                               Authority.  The execution and delivery by the Company of this Warrant and the performance of all obligations of the Company hereunder, including the issuance to Holder of the right to acquire shares of the Company’s capital stock hereunder, have been duly authorized by all necessary corporate action on the part of the Company, and this Warrant is consistent with the Company’s articles of incorporation and bylaws and constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms.

9.2                               Consents and Approvals.  No consent or approval of, giving notice to, registration with, or taking of any other action in respect of any state, Federal or other governmental authority or agency is required with respect to the execution, delivery and performance by the Company of its obligations under this Warrant, except for any filing which may be required by applicable Federal and state securities laws, which filings will be made and effective by the time required by such laws.

10.                               MODIFICATION AND WAIVER.

This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of is sought.

11.                               NOTICES.

Any notice, request or other document required or permitted to be given or delivered to the holder hereof or the Company shall be delivered or shall be sent by certified mail, postage prepaid, to Holder at its address as shown on the books of the Company or such other address as either may from time to time provide to the other.

12.                               BINDING EFFECT ON SUCCESSORS.

This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company’s assets.

13.                               DESCRIPTIVE HEADINGS AND GOVERNING LAW.

The description headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.  This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the federal law of the United States.

14.                               LOST WARRANTS.

The Company covenants to the Holder hereof that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of this Warrant, the Company, at Holder’s expense, will make and deliver a new warrant, of like tenor, in lieu of the lost, stolen, destroyed or mutilated warrant.

15.                               FRACTIONAL SHARES.

No fractional shares shall be issued upon exercise of this Warrant.  The Company shall, in lieu of issuing any fractional share, pay the holder entitled to such fraction a sum in cash equal to such fraction multiplied by the then effective Purchase Price.

[SIGNATURES ON FOLLOWING PAGE]

The parties hereto have caused this Warrant to be duly executed effective as of the Effective Date.

FIRST MICHIGAN BANCORP, INC.

By:	/s/ David T. Provost
Name:	David T. Provost
Title:	Chief Executive Officer

FEDERAL DEPOSIT INSURANCE COMPANY

By:	/s/ Mike Lamb
Name:	Mike Lamb
Title:	Receiver in Charge

EXHIBIT A

SUBSCRIPTION/EXERCISE FORM

Date:                     , 20

To: First Michigan Bancorp, Inc.

Attn:  President

Ladies and Gentlemen:

☐                                    The undersigned hereby elects to exercise the warrant issued to it by First Michigan Bancorp, Inc. (the “Company”) and dated               , 2010 (the “Warrant”) to purchase                        shares of common stock of the Company (the “Common Shares”) at a purchase price of $6.00 per share for an aggregate purchase price of $                                 (the “Purchase Price”).  Pursuant to the terms of the Warrant, the undersigned has delivered the Purchase Price herewith in full in cash or by certified check or wire transfer.

☐                                    The undersigned hereby elects to convert                    shares issuable pursuant to this Warrant pursuant to the provisions of Section 2.2 of the Warrant in a cashless exercise for a total number of Common Shares to be received of                         .

Very truly yours,

By:
Title:

 EXHIBIT B

NOTICE TO ELECT TO RECEIVE

ALTERNATE CONSIDERATION FEE

Date:                     , 20

To: First Michigan Bancorp, Inc.

Attn:  President

Ladies and Gentlemen:

☐                                    Pursuant to Section 5 of the Warrant to Purchase Common Stock of First Michigan Bancorp, Inc. dated April 30, 2009 issued to the FDIC by First Michigan Bancorp, Inc. (the “Warrant”), the undersigned hereby elects to receive the Alternate Consideration Fee (as defined in the Warrant) in lieu of exercising the Warrant.

Very truly yours,

By:
Title: